EXHIBIT 21

                         Subsidiaries of the Registrant


                                      State or Other
                                      Jurisdiction of                Percentage
                                      Incorporation                  Ownership
Parent                                -------------                  ---------
------
NewSouth Bancorp, Inc.                Delaware                          100%

Subsidiary

NewSouth Bank                         North Carolina                    100%